EXHIBIT 99.1

Contact:
Investors:	Annette Arribas, IRC
724.820.3700
annette.arribas@ansys.com
Media:	Mary Kate Joyce
724.820.4368
marykate.joyce@ansys.com

Ansys Announces Financial Results
With Record Q4 and FY 2020 Revenue, ACV and
Operating Cash Flow

Initiates Q1 and Fiscal Year (FY) 2021 Outlook

Details related to our financial guidance, including assumptions and economic impacts of COVID-19, are detailed in our prepared remarks document.

/ Key Highlights - Q4 2020
•GAAP revenue of $623.7 million and non-GAAP revenue of $627.8 million
•GAAP diluted earnings per share of $2.46 and non-GAAP diluted earnings per share of $2.96
•GAAP operating profit margin of 41.6% and non-GAAP operating profit margin of 51.6%
•Operating cash flows of $173.8 million
•Annual contract value (ACV) of $665.5 million, growth of 23% in reported currency and 20% in constant currency

/ Key Highlights - FY 2020
•GAAP revenue of $1,681.3 million and non-GAAP revenue of $1,695.5 million
•GAAP diluted earnings per share of $4.97 and non-GAAP diluted earnings per share of $6.70
•GAAP operating profit margin of 29.5% and non-GAAP operating profit margin of 43.0%
•Operating cash flows of $547.3 million
•ACV of $1,616.3 million, growth of 11% in reported currency and 9% in constant currency
•Deferred revenue and backlog of $967.1 million at December 31, 2020

PITTSBURGH, PA, February 24, 2021/Globe Newswire/ -- ANSYS, Inc. (NASDAQ: ANSS), today reported fourth quarter 2020 GAAP and non-GAAP revenue growth of 28% and 27% in reported currency, respectively, or 25% and 24% in constant currency, respectively, when compared to the fourth quarter of 2019. For FY 2020, GAAP and non-GAAP revenue growth was 11% in reported currency, or 10% in constant currency, when compared to FY 2019. For the fourth quarter of 2020, the Company reported diluted earnings per share of $2.46 and $2.96 on a GAAP and non-GAAP basis, respectively, compared to $1.91 and $2.24 on a GAAP and non-GAAP basis, respectively, for the fourth
Q4 2020 Financial Results // 1

quarter of 2019. For FY 2020, the Company reported diluted earnings per share of $4.97 and $6.70 on a GAAP and non-GAAP basis, respectively, compared to $5.25 and $6.58 on a GAAP and non-GAAP basis, respectively, for FY 2019.

“Q4 was an outstanding quarter, concluding an excellent finish to fiscal year 2020. We delivered double-digit revenue growth, while maintaining industry-leading margins, despite the global disruptions caused by the COVID-19 pandemic,” said Ajei Gopal, Ansys president and CEO. “I am proud of our many accomplishments in 2020, in particular, maintaining our focus on customer success. That focus throughout the year resulted in our closing of the three largest license deals in our company history. We added to our market-leading portfolio with the acquisitions of two industry pioneers, Lumerical Inc. and Analytical Graphics, Inc. (AGI). And we recently released the latest version of our product portfolio, Ansys 2021 R1, making it faster and easier than ever for our customers to innovate.”

Gopal further stated, “The pandemic has reinforced Ansys’ core value proposition of cost savings and improved time to market. It has fast-tracked product roadmaps requiring more simulation, and it has accelerated corporate digital transformations as more engineers work from home for the long term. As we look ahead, these represent tailwinds to our total addressable market. I remain confident in our ability to drive strong and profitable growth.”

Maria Shields, Ansys CFO, stated, “We closed out 2020 with the strongest quarterly and annual financial results in the Company's history, with our fourth quarter results exceeding the high end of guidance across all key metrics. Highlights include record quarterly and annual revenue, with the operating leverage of our business model driving strong margins and earnings. ACV, which grew 20% and 9% in constant currency for the quarter and the year, reached record levels of recurring sources at 83% for the quarter and 82% for the year. Additional notable highlights include both record operating cash flow of $547 million and deferred revenue and backlog of $967 million. These results reflect the resiliency of our business model and the incredible efforts and dedication of the Ansys employees during unprecedented times. Given the prolonged state of the global pandemic, while we remain cautiously optimistic as we look into the first half of 2021, we remain confident in our ability to continue to execute on our strategy and continue to create long-term value for all of our key stakeholders.”

/ Financial Results
Ansys' fourth quarter and FY 2020 and 2019 financial results are presented below. The 2020 and 2019 non-GAAP results exclude the income statement effects of the acquisition accounting adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, transaction expenses related to business combinations, and adjustments related to the transition tax associated with the Tax Cuts and Jobs Act.
GAAP and non-GAAP results are as follows:

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	Q4 QTD 2020	Q4 QTD 2019	% Change	Q4 QTD 2020	Q4 QTD 2019	% Change
Revenue	$623.7	$486.2	28%	$627.8	$492.5	27%
Net income	$215.6	$165.9	30%	$259.7	$194.7	33%
Diluted earnings per share	$2.46	$1.91	29%	$2.96	$2.24	32%
Operating profit margin	41.6%	38.2%		51.6%	48.0%

Q4 2020 Financial Results // 2

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	FY 2020	FY 2019	% Change	FY 2020	FY 2019	% Change
Revenue	$1,681.3	$1,515.9	11%	$1,695.5	$1,528.4	11%
Net income	$433.9	$451.3	(4)%	$584.6	$565.0	3%
Diluted earnings per share	$4.97	$5.25	(5)%	$6.70	$6.58	2%
Operating profit margin	29.5%	34.0%		43.0%	45.3%

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2021 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three and twelve months ended December 31, 2020 and 2019, and for the 2021 financial outlook, can be found in the condensed financial information included in this release.

/ Other Performance Metrics

(in millions, except percentages)	Q4 QTD 2020	Q4 QTD 2019	% Change	% Change in Constant Currency
Annual Contract Value (ACV)	$665.5	$541.3	23%	20%
Operating cash flows	$173.8	$139.5	25%

(in millions, except percentages)	FY 2020	FY 2019	% Change	% Change in Constant Currency
ACV	$1,616.3	$1,461.8	11%	9%
Operating cash flows	$547.3	$499.9	9%

ACV is a metric the Company uses to better understand the business. There is no GAAP measure comparable to ACV. ACV is composed of the following:

•the annualized value of maintenance and lease contracts with start dates or anniversary dates during the period, plus
•the value of perpetual license contracts with start dates during the period, plus
•the annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus
•the value of work performed during the period on fixed-deliverable services contracts.

/ Management's 2021 Financial Outlook
The Company's first quarter and fiscal year 2021 revenue and diluted earnings per share guidance is provided below. The Company is also providing its fiscal year 2021 guidance for ACV and operating cash flows. The revenue and diluted earnings per share guidance is provided on both a GAAP and non-GAAP basis. Non-GAAP financial measures exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets and acquisition-related transaction expenses.
The financial guidance below reflects the Company's current estimates of the adverse impacts of the global pandemic and trade restrictions. This guidance is based on the Company's evaluation of factual information it has determined to be relevant and the application of certain assumptions made by the Company. Please refer to the Company's prepared remarks document for essential additional information regarding the Company's financial guidance, including its assumptions regarding overall business dynamics and the economic impacts of COVID-19 and trade restrictions.
Q4 2020 Financial Results // 3

/ First Quarter 2021 Guidance
The Company currently expects the following for the quarter ending March 31, 2021:

(in millions, except per share data)	GAAP	Non-GAAP
Revenue	$326.0 - $351.0	$335.0 - $360.0
Diluted earnings per share	$0.41 - $0.57	$0.73 - $0.90

/ Fiscal Year 2021 Guidance
The Company currently expects the following for the fiscal year ending December 31, 2021:

(in millions, except per share data)	GAAP	Non-GAAP
Revenue	$1,770.5 - $1,855.5	$1,790.0 - $1,875.0
Diluted earnings per share	$4.33 - $4.86	$6.44 - $6.92
The difference between the GAAP and non-GAAP revenue guidance presented above is a result of the expected impact of the application of the fair value provisions applicable to the accounting for business combinations in the amount of $9.0 million for the first quarter and $19.5 million for FY 2021.

(in millions)	Other Financial Metrics
ACV	$1,750.0 - $1,825.0
Operating cash flows	$475.0 - $515.0

Note: As compared to the Company's expectations when it most recently provided financial guidance in November 2020, certain activities shifted operating cash flow from 2021 to the fourth quarter of 2020. These activities are more fully described in the prepared remarks document.

/ Conference Call Information
Ansys will hold a conference call at 8:30 a.m. Eastern Time on February 25, 2021 to discuss fourth quarter and fiscal year results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide stockholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call, and only brief remarks will be made prior to the Q&A session. The Company will also post a complementary investor presentation titled "Q4 2020 Investor Presentation" that can be accessed by clicking Events & Presentations, then Presentations at https://investors.ansys.com.

To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available within two hours after the call. The replay will be available by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (Int’l) and entering the passcode 10151940. The archived webcast can be accessed, along with other financial information, on Ansys' website at https://investors.ansys.com/events-and-presentations/events-calendar.

Q4 2020 Financial Results // 4

/ GAAP Financial Statements

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)	December 31, 2020	December 31, 2019
ASSETS:
Cash & short-term investments	$913,151	$872,382
Accounts receivable, net	537,564	433,479
Goodwill	3,038,306	2,413,280
Other intangibles, net	694,865	476,711
Other assets	756,704	643,035
Total assets	$5,940,590	$4,838,887
LIABILITIES & STOCKHOLDERS' EQUITY:
Current deferred revenue	$372,061	$351,353
Long-term debt	798,118	423,531
Other liabilities	672,539	610,624
Stockholders' equity	4,097,872	3,453,379
Total liabilities & stockholders' equity	$5,940,590	$4,838,887

Q4 2020 Financial Results // 5

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended		Twelve Months Ended
(in thousands, except per share data)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenue:
Software licenses	$382,057	$268,943	$780,850	$699,630
Maintenance and service	241,629	217,285	900,447	816,262
Total revenue	623,686	486,228	1,681,297	1,515,892
Cost of sales:
Software licenses	9,930	7,324	30,618	23,944
Amortization	11,415	7,646	40,642	21,710
Maintenance and service	46,558	34,626	154,004	120,619
Total cost of sales	67,903	49,596	225,264	166,273
Gross profit	555,783	436,632	1,456,033	1,349,619
Operating expenses:
Selling, general and administrative	195,845	167,937	587,707	521,200
Research and development	96,510	79,152	355,371	298,210
Amortization	4,037	3,827	16,599	15,169
Total operating expenses	296,392	250,916	959,677	834,579
Operating income	259,391	185,716	496,356	515,040
Interest income	610	3,186	5,073	12,796
Interest expense	(2,444)	(2,900)	(10,988)	(3,461)
Other income (expense), net	315	(855)	3,484	(1,792)
Income before income tax provision	257,872	185,147	493,925	522,583
Income tax provision	42,240	19,295	60,038	71,288
Net income	$215,632	$165,852	$433,887	$451,295
Earnings per share – basic:
Earnings per share	$2.50	$1.95	$5.05	$5.36
Weighted average shares	86,115	85,183	85,840	84,259
Earnings per share – diluted:
Earnings per share	$2.46	$1.91	$4.97	$5.25
Weighted average shares	87,626	86,992	87,288	85,925

Q4 2020 Financial Results // 6

/ Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

	Three Months Ended
	December 31, 2020
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$623,686	$555,783	89.1%	$259,391	41.6%	$215,632	$2.46
Acquisition accounting for deferred revenue	4,085	4,085	0.1%	4,085	0.4%	4,085	0.05
Stock-based compensation expense	—	3,670	0.6%	42,359	6.7%	42,359	0.47
Excess payroll taxes related to stock-based awards	—	39	—%	520	0.1%	520	0.01
Amortization of intangible assets from acquisitions	—	11,415	1.8%	15,452	2.4%	15,452	0.18
Transaction expenses related to business combinations	—	—	—%	2,321	0.4%	2,321	0.03
Rabbi trust (income) / expense	—	—	—%	—	—%	(1)	—
Adjustment for income tax effect	—	—	—%	—	—%	(20,668)	(0.24)
Total non-GAAP	$627,771	$574,992	91.6%	$324,128	51.6%	$259,700	$2.96
1 Diluted weighted average shares were 87,626.

	Three Months Ended
	December 31, 2019
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$486,228	$436,632	89.8%	$185,716	38.2%	$165,852	$1.91
Acquisition accounting for deferred revenue	6,265	6,265	0.1%	6,265	0.8%	6,265	0.07
Stock-based compensation expense	—	2,470	0.5%	31,406	6.4%	31,406	0.37
Excess payroll taxes related to stock-based awards	—	42	—%	404	0.1%	404	—
Amortization of intangible assets from acquisitions	—	7,646	1.6%	11,473	2.3%	11,473	0.13
Transaction expenses related to business combinations	—	—	—%	948	0.2%	948	0.01
Rabbi trust (income) / expense	—	—	—%	—	—%	(101)	—
Adjustment for income tax effect	—	—	—%	—	—%	(21,534)	(0.25)
Total non-GAAP	$492,493	$453,055	92.0%	$236,212	48.0%	$194,713	$2.24
1 Diluted weighted average shares were 86,992.

Q4 2020 Financial Results // 7

	Twelve Months Ended
	December 31, 2020
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$1,681,297	$1,456,033	86.6%	$496,356	29.5%	$433,887	$4.97
Acquisition accounting for deferred revenue	14,201	14,201	0.1%	14,201	0.6%	14,201	0.16
Stock-based compensation expense	—	13,626	0.8%	145,615	8.6%	145,615	1.66
Excess payroll taxes related to stock-based awards	—	813	0.1%	10,111	0.6%	10,111	0.12
Amortization of intangible assets from acquisitions	—	40,642	2.4%	57,241	3.4%	57,241	0.66
Transaction expenses related to business combinations	—	—	—%	5,129	0.3%	5,129	0.06
Rabbi trust (income) / expense	—	—	—%	—	—%	(6)	—
Adjustment for income tax effect	—	—	—%	—	—%	(81,574)	(0.93)
Total non-GAAP	$1,695,498	$1,525,315	90.0%	$728,653	43.0%	$584,604	$6.70
1 Diluted weighted average shares were 87,288.

	Twelve Months Ended
	December 31, 2019
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$1,515,892	$1,349,619	89.0%	$515,040	34.0%	$451,295	$5.25
Acquisition accounting for deferred revenue	12,514	12,514	0.1%	12,514	0.5%	12,514	0.15
Stock-based compensation expense	—	8,494	0.5%	116,190	7.7%	116,190	1.34
Excess payroll taxes related to stock-based awards	—	518	0.1%	4,920	0.3%	4,920	0.06
Amortization of intangible assets from acquisitions	—	21,710	1.4%	36,879	2.4%	36,879	0.43
Transaction expenses related to business combinations	—	—	—%	6,590	0.4%	6,590	0.08
Rabbi trust (income) / expense	—	—	—%	—	—%	(369)	—
Adjustment related to the Tax Cuts and Jobs Act	—	—	—%	—	—%	(1,834)	(0.02)
Adjustment for income tax effect	—	—	—%	—	—%	(61,188)	(0.71)
Total non-GAAP	$1,528,406	$1,392,855	91.1%	$692,133	45.3%	$564,997	$6.58
1 Diluted weighted average shares were 85,925.

Q4 2020 Financial Results // 8

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending March 31, 2021
Earnings Per Share - Diluted
U.S. GAAP expectation	$0.41 - $0.57
Exclusions before tax:
Acquisition adjustments to deferred revenue	$0.10
Acquisition-related amortization	$0.22
Stock-based compensation and related excess payroll tax	$0.46 - $0.52
Adjustment for income tax effect	($0.45) - ($0.52)
Non-GAAP expectation	$0.73 - $0.90

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2021
Earnings Per Share - Diluted
U.S. GAAP expectation	$4.33 - $4.86
Exclusions before tax:
Acquisition adjustments to deferred revenue	$0.22
Acquisition-related amortization	$0.83 - $0.86
Stock-based compensation and related excess payroll tax	$1.80 - $1.96
Adjustment for income tax effect	($0.79) - ($0.93)
Non-GAAP expectation	$6.44 - $6.92

/ Use of Non-GAAP Measures

We provide non-GAAP revenue, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.
We use non-GAAP financial measures (a) to evaluate our historical and prospective financial performance as well as our performance relative to our competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and employees. In addition, many financial analysts that follow us focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and we have historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.
While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all our competitors and may not be directly comparable to similarly titled measures of our competitors due to potential differences in the exact method of calculation. We compensate for
Q4 2020 Financial Results // 9

these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.
The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:
Acquisition accounting for deferred revenue. Historically, we have consummated acquisitions in order to support our strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on our business or cash flow, it adversely impacts our reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, we provide non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. We believe that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our past and future reports of financial results as the revenue reduction related to acquired deferred revenue will not recur when related lease licenses and software maintenance contracts are renewed in future periods.
Amortization of intangible assets from acquisitions. We incur amortization of intangible assets, included in our GAAP presentation of amortization expense, related to various acquisitions we have made. We exclude these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by us after the acquisition. Accordingly, we do not consider these expenses for purposes of evaluating our performance during the applicable time period after the acquisition, and we exclude such expenses when making decisions to allocate resources. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our past reports of financial results as we have historically reported these non-GAAP financial measures.
Stock-based compensation expense. We incur expense related to stock-based compensation included in our GAAP presentation of cost of maintenance and service; research and development expense; and selling, general and administrative expense. This non-GAAP adjustment also includes excess payroll tax expense related to stock-based compensation. Stock-based compensation expense (benefit) incurred in connection with our deferred compensation plan held in a rabbi trust includes an offsetting benefit (charge) recorded in other income (expense). Although stock-based compensation is an expense and viewed as a form of compensation, we exclude these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance. We similarly exclude income (expense) related to assets held in a rabbi trust in connection with our deferred compensation plan. Specifically, we exclude stock-based compensation and income (expense) related to assets held in the deferred compensation plan rabbi trust during our annual budgeting process and our quarterly and annual assessments of our performance. The annual budgeting process is the primary mechanism whereby we allocate resources to various initiatives and operational requirements. Additionally, the annual review by our board of directors during which it compares our historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of our senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, we record stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, we can review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures
Q4 2020 Financial Results // 10

without the effect of stock-based compensation. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors' operating results.
Transaction expenses related to business combinations. We incur expenses for professional services rendered in connection with business combinations, which are included in our GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. We exclude these acquisition-related transaction expenses, derived from announced acquisitions, for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance, as we generally would not have otherwise incurred these expenses in the periods presented as a part of our operations. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors' operating results.
Tax Cuts and Jobs Act. We recorded impacts to our income tax provision related to the enactment of the Tax Cuts and Jobs Act of 2017, specifically for the transition tax related to unrepatriated cash. We exclude these impacts for the purpose of calculating non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance, as (i) the charges are not expected to recur as part of our normal operations and (ii) the charges resulted from the extremely infrequent event of major U.S. tax reform, the last such reform having occurred in 1986. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting.
Non-GAAP tax provision. We utilize a normalized non-GAAP annual effective tax rate (AETR) to calculate non-GAAP measures. This methodology provides better consistency across interim reporting periods by eliminating the effects of non-recurring items and aligning the non-GAAP tax rate with our expected geographic earnings mix. To project this rate, we analyzed our historic and projected non-GAAP earnings mix by geography along with other factors such as our current tax structure, recurring tax credits and incentives, and expected tax positions. On an annual basis we will re-evaluate this rate for significant items that may materially affect our projections.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Gross Profit	Non-GAAP Gross Profit
Gross Profit Margin	Non-GAAP Gross Profit Margin
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

/ About Ansys

If you've ever seen a rocket launch, flown on an airplane, driven a car, used a computer, touched a mobile device, crossed a bridge or put on wearable technology, chances are you've used a product where Ansys software played a critical role in its creation. Ansys is the global leader in engineering
Q4 2020 Financial Results // 11

simulation. Through our strategy of Pervasive Engineering Simulation, we help the world's most innovative companies deliver radically better products to their customers. By offering the best and broadest portfolio of engineering simulation software, we help them solve the most complex design challenges and create products limited only by imagination. Founded in 1970, Ansys is headquartered south of Pittsburgh, Pennsylvania, U.S.A. Visit https://www.ansys.com for more information.

/ Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that provide current expectations or forecasts of future events based on certain assumptions. Forward-looking statements are subject to risks, uncertainties, and factors relating to our business which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. Many of these risks, uncertainties, and factors are currently amplified by, and may continue to be amplified by, the COVID-19 pandemic.

Forward-looking statements use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” or other words of similar meaning. Forward-looking statements include those about market opportunity, including our total addressable market. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

The following risks, among others, could cause actual results to differ materially from those described in any forward-looking statements:

•current and potential future impacts of the COVID-19 pandemic on the global economy and our business, and consolidated financial statements; adverse changes in global economic and/or political conditions; and political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate;

•declines in our customers’ businesses resulting in adverse changes in procurement patterns; disruptions in accounts receivable and cash flow due to customers’ liquidity challenges and commercial deterioration; uncertainties regarding demand for our products and services in the future and our customers’ acceptance of new products; and delays or declines in anticipated sales due to reduced or altered sales and marketing interactions with customers;

•impacts from tariffs, trade sanctions, export license requirements or other trade barriers; disruptions in the global economy and financial markets that may limit or delay availability of credit under existing or new credit facilities, or that may limit our ability to obtain credit or financing on acceptable terms or at all; and the effect of changes in currency exchange rates or interest rates;

•our ability to protect our proprietary technology; cybersecurity threats or other security breaches, including in relation to an increased level of our activity that is occurring from remote global off-site locations; and disclosure and misuse of employee or customer data whether as a result of a cybersecurity incident or otherwise;

•the quality of our products, including the strength of features, functionality and integrated multi-physics capabilities; our ability to develop and market new products to address the industry’s rapidly changing technology; the failures or errors in our products and services; and increased pricing pressure as a result of the competitive environment in which we operate;

•plans for future capital spending; the extent of corporate benefits from such spending including with respect to customer relationship management; and higher than anticipated costs for research and development or slowdown in our research and development activities;
•investments in complementary companies, products, services and technologies; our ability to complete and successfully integrate our acquisitions and realize the financial and business
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benefits of the transactions; and the impact indebtedness incurred in connection with any acquisition could have on our operations;

•investments in global sales and marketing organizations and global business infrastructure; and dependence on our channel partners for the distribution of our products;

•our ability to recruit and retain key personnel including any delays in recruitment caused by restrictions on travel and in person interactions; and the absence of key personnel or teams due to illness or recuperation;

•increased volatility in our revenue due to the timing, duration and value of multi-year lease contracts; our reliance on high renewal rates for annual lease and maintenance contracts; the volatility of our stock price; the potential variations in our sales forecasts compared to actual sales; and the uncertainty of estimates associated with the acquisition accounting treatment of deferred revenue;

•operational disruptions generally or specifically in connection with transitions to and from remote work environments; and the failure of our technological infrastructure or those of the service providers upon whom we rely including for infrastructure and cloud services;

•our and our channel partners’ ability to comply with laws and regulations in relevant jurisdictions; the outcome of contingencies, including legal proceedings, government or regulatory investigations and service tax audit cases;

•uncertainty regarding income tax estimates in the jurisdictions in which we operate; and the effect of changes in tax laws and regulations in the jurisdictions in which we operate; and

•other risks and uncertainties described in our reports filed from time to time with the Securities and Exchange Commission.

Ansys and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit https://investors.ansys.com for more information.

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